Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder — Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (866) 800-8649, Passcode 19238312. International Callers Dial-In (617) 614-2703, Passcode 19238312 (10 minutes before the call). Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS

Revenue of $112.9 million, up 60%

Adjusted EBITDA of $36.0 million, up 55%

Adjusted EPS of $0.18, up 80%

NEW YORK, NY – October 27, 2011 – Bankrate, Inc. (NYSE: RATE), today reported financial results for the third quarter ended September 30, 2011. Total revenue for the third quarter was $112.9 million compared to $70.6 million in the third quarter of 2010, an increase of 60%. On a pro forma basis, including the acquisitions of NetQuote and CreditCards.com (acquired in July and August of 2010), third quarter revenue was $34.2 million higher, an organic increase in revenue of 43% compared to the third quarter of 2010.

Net income was $7.1 million or $0.07 per fully diluted share in the third quarter of 2011, compared to a loss of $7.7 million, or $0.09 per fully diluted share in the third quarter of 2010. Earnings per fully diluted share, excluding share-based compensation expense, IPO and deal related expenses (“Adjusted EPS”), were $0.18 for the third quarter of 2011, compared to pro forma Adjusted EPS of $0.10 for the third quarter of 2010, representing a pro forma increase of 80%.

Adjusted earnings before interest, taxes, depreciation, and amortization, excluding share-based compensation expense and IPO and deal related expenses (“Adjusted EBITDA”), were $36.0 million in the third quarter of 2011 compared to $23.3 million in the third quarter of 2010, an increase of 55%. Adjusted EBITDA in the third quarter 2011 was $9.5 million higher, an organic increase of 36% compared to pro forma Adjusted EBITDA in the third quarter of 2010.

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Results for Nine Months Ended September 30, 2011

Total revenue for the nine months ended September 30, 2011 was $310.4 million compared to $143.3 million in the comparable period in 2010, representing a $167.1 million or 117% increase. On a pro forma basis, total revenue through September was $86.8 million higher, an organic increase in revenue of 39% compared to the same period in 2010.

Net loss was $27.5 million or $0.30 per fully diluted share for the nine months ended September 30, 2011, compared to a loss of $16.6 million, or $0.25 per fully diluted share in the comparable period in 2010. Adjusted EPS were $0.42 through September, compared to pro forma Adjusted EPS of $0.22 for the same period in 2010, representing an increase of 91%.

Adjusted EBITDA was $96.9 million for the nine months ended September 30, 2011 compared to $44.8 million in the comparable period in 2010, an increase of 116%. On a pro forma basis, total Adjusted EBITDA through September was $30.3 million higher, an increase of 46% compared to the same period in 2010.

“Our third quarter results confirm that our strategy is working and that our branded, content-rich, destination sites have become an even more valuable resource for consumers,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “Q3 was an outstanding quarter, with significant growth in each of our operating sectors,” Mr. Evans added.

Fourth Quarter 2011 Guidance

“While the fourth quarter is off to a great start, we’re mindful of the current uncertain economic environment. Therefore, we want to be conservative and guide toward organic growth in Q4 in the lower 30% range,” Mr. Evans stated.

Third Quarter 2011 Financial Highlights

•

Total revenue for the quarter was $112.9 million, an increase of 60%, or $42.3 million from the $70.6 million in the same period last year. On a pro forma basis, revenue was 43% or $34.2 million higher compared to the third quarter of 2010.

•	Pro forma Adjusted EBITDA in the third quarter was 36% or $9.5 million higher compared to the third quarter of 2010.

•	Display advertising or CPM revenue in the third quarter was 3% higher compared to the same period last year.

•	Hyperlink or CPC revenue for the quarter was 63% higher compared to the same period last year.

•	Lead generation revenue was 67% higher compared to the third quarter 2010.

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•	Print publishing and licensing revenue for the third quarter was 24% higher compared to the third quarter of 2010.

•

At the end of the third quarter, the company’s leverage ratio was 1.6x (1.1x on a net debt basis) the pro forma trailing twelve months EBITDA of $123 million compared to 1.7x at the end of the second quarter of 2011.

•

On October 10th, Bankrate announced the acquisition of substantially all of the assets relating to the insurance lead generation and marketing businesses of InsWeb, Inc (NASDAQ:INSW). The acquisition is expected to be immediately accretive, and will complement Bankrate’s existing online insurance lead generation business. The company expects the acquisition to close around year end.

October 27, 2011 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (866) 800-8649, passcode 19238312. International participants should dial: (617) 614-2703, passcode 19238312. Please access at least 10 minutes prior to the time the conference is set to begin. A Webcast of this call can be accessed at Bankrate’s Website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning October 27, 2011 at 7:30 p.m. ET / 4:30 p.m. PT through November 3, 2011 at 11:59 p.m. ET / 8:59 p.m. PT. To listen to the replay, call (888) 286-8010 and enter the passcode: 99124109. International callers should dial (617) 801-6888 and enter the passcode: 99124109.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

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About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, Nationwide Card Services, InsuranceQuotes.com, CarInsuranceQuotes.com, InsureMe, Bankrate.com.cn, CreditCards.ca, NetQuote.com, and CD.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of nearly 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing on average over three million pieces of information daily. Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, AOL, CNBC and Bloomberg. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in the discussion above may be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; interest rate volatility; technological changes; our ability to manage traffic on our websites and service interruptions; our

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ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; our ability to attract and retain executive officers and personnel; the impact of resolution of lawsuits to which we are a party; our ability to protect our intellectual property; the effects of facing liability for content on our Online Network; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in China and possibly expansion to other international markets, in which we may have limited experience; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the concentration of ownership of our common stock; the strength of the U.S. economy in general; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines and our ability to manage the risks involved in the foregoing. These and additional important factors to be considered are set forth under “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”‘ and in the other sections of our Registration Statement on Form S-1 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

-Financial Statements Follow-

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Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ In thousands, except per share data)

	(Unaudited)
	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$64,489	$115,630
Accounts receivable, net of allowance for doubtful accounts of $860 and $943 at September 30, 2011 and December 31, 2010	69,205	42,731
Deferred income taxes	16,326	16,326
Prepaid expenses and other current assets	10,921	5,489

Total current assets	160,941	180,176
Furniture, fixtures and equipment, net of accumulated depreciation of $5,445 and $2,797 at September 30, 2011 and December 31, 2010	9,321	6,321
Intangible assets, net of accumulated amortization of $71,473 and $42,058 at September 30, 2011 and December 31, 2010	352,299	365,745
Goodwill	573,745	559,168
Other assets	10,691	14,217

Total assets	$1,106,997	$1,125,627

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$7,936	$11,565
Accrued expenses	20,139	17,143
Deferred revenue and customer deposits	2,662	6,435
Payable to dissenting stockholders	—	56,698
Accrued interest	4,859	16,393
Other current liabilities	3,477	6,801

Total current liabilities	39,073	115,035
Deferred income taxes	83,546	81,305
Senior secured notes, net of unamortized discount	193,537	297,417
Other liabilities	18,949	5,814

Total liabilities	335,105	499,571

Commitment and contingncies
Stockholders’ equity
Common stock, par value $.01 per share - 300,000,000 shares authorized at September 30, 2011 and December 31, 2010; 99,994,600 and 87,379,865 shares issued and outstanding at September 30, 2011 and December 31, 2010	1,000	874
Additional-paid in capital	830,215	657,095
Accumulated deficit	(58,640)	(31,173)
Accumulated other comprehensive loss	(683)	(740)

Total stockholders’ equity	771,892	626,056

Total liabilities and stockholders’ equity	$1,106,997	$1,125,627

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

($ In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenue	$112,904	$70,617	$310,431	$143,334
Cost of revenue (excludes depreciation and amortization)	38,044	27,812	111,229	56,506

Gross margin	74,860	42,805	199,202	86,828

Operating expenses:
Sales	3,660	2,301	9,701	6,255
Marketing	23,966	7,897	59,617	13,783
Product development	3,608	2,761	10,565	6,280
General and administrative	10,106	6,544	25,317	15,671
Legal settlement	—	141	—	141
Acquisition, offering and related expenses and related party fees	1,163	13,099	40,858	16,139
Restructuring charges	—	2,698	238	3,358
Depreciation and amortization	10,899	11,188	32,565	25,572

	53,402	46,629	178,861	87,199

Income (loss) from operations	21,458	(3,824)	20,341	(371)
Interest expense, net	(6,519)	(10,396)	(25,439)	(28,246)
Loss on early extinguishment of debt	—	—	(16,629)	—

Income (loss) before income taxes	14,939	(14,220)	(21,727)	(28,617)
Income tax expense (benefit)	7,807	(6,478)	5,740	(11,974)

Net income (loss)	$7,132	$(7,742)	$(27,467)	$(16,643)

Basic and diluted net income (loss) per share:
Basic	$0.07	$(0.09)	$(0.30)	$(0.25)
Diluted	0.07	(0.09)	(0.30)	(0.25)
Weighted average common shares outstanding:
Basic	99,879,865	82,839,063	92,233,345	66,239,400
Diluted	100,427,391	82,839,063	92,750,855	66,239,400

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations - NON-GAAP

($ In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenue	$112,904	$70,617	$310,431	$143,334
Cost of (excludes depreciation and amortization)	37,841	27,812	110,992	56,506

Gross margin	75,063	42,805	199,439	86,828

Operating expenses:
Sales	3,245	2,301	9,217	6,255
Marketing	23,744	7,897	59,358	13,783
Product development	3,160	2,761	10,042	6,280
General and administrative	8,885	6,544	23,893	15,671
Legal settlement	—	141	—	141
Acquisition, offering and related expenses and related party fees	1,163	13,099	40,858	16,139
Restructuring charges	—	2,698	238	3,358
Stock based compensation	2,509	—	2,927	—
Depreciation and amortization	10,899	11,188	32,565	25,572

	53,605	46,629	179,098	87,199

Income (loss) from operations	21,458	(3,824)	20,341	(371)
Interest expense, net	(6,519)	(10,396)	(25,439)	(28,246)
Loss on early extinguishment of debt	—	—	(16,629)	—

Income (loss) before income taxes	14,939	(14,220)	(21,727)	(28,617)
Income tax expense (benefit)	7,807	(6,478)	5,740	(11,974)

Net income (loss)	$7,132	$(7,742)	$(27,467)	$(16,643)

Basic and diluted net income (loss) per share:
Basic	$0.07	$(0.09)	$(0.30)	$(0.25)
Diluted	0.07	(0.09)	(0.30)	(0.25)
Weighted average common shares outstanding:
Basic	99,879,865	82,839,063	92,233,345	66,239,400
Diluted	100,427,391	82,839,063	92,750,855	66,239,400
Adjusted EBITDA (1)	$36,029	$23,302	$96,929	$44,839

(1)	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted to exclude acquisition-related costs and related party fees, restructuring charges and share-based compensation expense.

Adjusted EBITDA
Income from operations, GAAP basis	$21,458	$(3,824)	$20,341	$(371)
Legal settlement	—	141	—	141
Acquisition-related costs and related party fees	1,163	13,099	40,858	16,139
Restructuring charges	—	2,698	238	3,358
Stock based compensation expense	2,509	—	2,927	—
Depreciation and amortization	10,899	11,188	32,565	25,572

Adjusted EBITDA	$36,029	$23,302	$96,929	$44,839

Stock based compensation
Cost of revenue (excludes depreciation and amortization)	203	—	237	—
Sales	415	—	484	—
Marketing	222	—	259	—
Product development	448	—	523	—
General and administrative	1,221	—	1,424	—

	$2,509	$—	$2,927	$—

Bankrate, Inc. and Subsidiaries

Pro forma Consolidated Statements of Operations (unaudited)

($ in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30, 2011	Pro forma (1) September 30, 2010	September 30, 2011	Pro forma (1) September 30, 2010
Revenue	$112,904	$78,753	$310,431	$223,623
Adjusted EBITDA (2)	$36,029	$26,557	$96,929	$66,583

Adjusted EBITDA margin	31.9%	33.7%	31.2%	29.8%
Adjusted net income (3)	$17,712	$10,032	$42,583	$22,401

Adjusted EPS	$0.18	$0.10	$0.42	$0.22

Common shares outstanding (5):	100,427,391	100,427,391	100,427,391	100,427,391

(1)    The unaudited pro forma amounts give effects to the acquisitions of NetQuote and CreditCards and the issuance of Senior Secured Notes as if they had occurred on January 1, 2010.

(2)    Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted to exclude legal settlement; acquisition, offering and related expenses and related party fees, restructuring charges and stock based compensation expense.

		Proforma		Proforma
Adjusted EBITDA
Income from operations	$21,458	$(5,028)	$20,341	$8,771
Legal settlement	—	141	—	141
Acquisition, offering and related expenses and related party fees	1,163	14,303	40,858	17,846
Restructuring charges	—	6,244	238	7,933
Stock based compensation	2,509	44	2,927	889
Depreciation and amortization	10,899	10,853	32,565	31,003

Adjusted EBITDA	$36,029	$26,557	$96,929	$66,583

(3)    Adjusted net income adds back legal settlement; acquisition, offering related expenses and related party fees; restructuring charges; stock based compensation; loss on early extinguishment of senior secured notes; amortization expense; interest expense, net; less pro forma interest expense; net of taxes.

		Proforma		Proforma
Adjusted net income
Loss before income taxes	$14,939	$(16,024)	$(21,727)	$(24,764)
Legal settlement	—	141	—	141
Acquisition, offering and related expenses and related party fees	1,163	14,303	40,858	17,845
Restructuring charges	—	6,244	238	7,934
Stock based compensation	2,509	44	2,927	890
Loss on early extinguishment of senior secured notes	—	—	16,629	—
Amortization expense	10,425	9,884	30,884	27,768
Interest expense, net	—	10,667	—	33,347
Pro forma interest expense	—	(8,813)	—	(26,438)

Adjusted income before tax	29,036	16,446	69,809	36,723
Income tax (4)	11,324	6,414	27,225	14,322

Adjusted net income	$17,712	$10,032	$42,583	$22,401

(4)	Assumes 39% income tax rate.
(5)	Pro forma for post-IPO share count for all periods presented.